UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

Newbury Street Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40251	85-3985188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 High Street, Floor 3 Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 893-3057

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Other Events.

On May 28, 2025, Matthew Hong notified the Board of Directors (the “Board”) of Newbury Street Acquisition Corporation (the “Company”) of his resignation as a member and chairman of the Board of the Company and a member of the Audit Committee of the Company, effective as of the same day. Mr. Hong’s resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices but due to his acceptance of a full-time executive position as President of Sports at VERSANT, the prospective publicly traded Comcast spinoff of NBCUniversal cable networks.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2025

Newbury Street Acquisition Corporation

By:	/s/ Thomas Bushey
Thomas Bushey
Chief Executive Officer

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